EXHIBIT C-1

                            The Chase Manhattan Bank
                            4 Chase Metrotech Center
                                    8th Floor
                               Brooklyn, NY 11245

                               September 24, 1999

IRREVOCABLE STANDBY LETTER OF CREDIT NO. P-293191

Kyoei Steel, Ltd.
18F Aqua Dojima West Building
1-4-16 Dojimahama
Kita-Ku
Osaka 530-0004, Japan

Dear Sirs:

      At the request and on the instruction of our customer, Gerdau USA Inc. (the "Customer"), we hereby establish our Irrevocable Standby Letter of Credit in your favor in an amount equal to Forty-Three Million Seven Hundred Eighty-Six Thousand Six Hundred Sixty-Six and 66/100 United States Dollars (US$43,786,666.66), expiring at our close of business on March 28, 2000 (such date, along with any other date to which the expiration for payment of this Letter of Credit may be extended in accordance with the terms hereof, referred to as the "Expiration Date"). This Letter of Credit cannot be modified or revoked without your consent.

      This Letter of Credit has been issued pursuant to the terms of that certain Stock Purchase Agreement, dated as of September 27, 1999, by and between you and Gerdau S.A., a Brazilian corporation ("Gerdau") and Gerdau USA Inc. (the "Purchase Agreement").

      Subject to the foregoing and to the further provisions of this Letter of Credit, you may obtain the funds available under this Letter of Credit by presentment to us of your sight draft drawn on us, indicating our Letter of Credit No. P-293191 for all of this credit, at any time during normal business hours of the undersigned on any Business Day beginning on September 24, 1999, and terminating on the Expiration Date, accompanied by a drawing certificate signed by your authorized officer, appropriately completed, in the form of Annex I attached hereto (the "Certificate").

      Any draft drawn under this Letter of Credit must bear on its face the clause "drawn under Irrevocable Letter of Credit No. P-293191, dated September 24, 1999."

      If a demand for payment made by you hereunder does not in any instance conform to the terms and conditions of this Letter of Credit, we shall give you notice that the purported negotiation was not effected in accordance with the terms and conditions of this Letter of Credit, stating the reasons therefor and that we are holding any documents at your disposal or are returning the same to you as we may elect. Upon being notified that the purported negotiation

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was not effected in accordance with the terms and conditions of this Letter of
Credit, you may attempt to correct such nonconforming demand for payment if, and to the extent that (without regard to the provisions of this sentence), you are able to do so prior to the Expiration Date of this Letter of Credit.

      We hereby engage with you that drafts drawn under and in compliance with the terms of this credit will be duly honored upon presentation to us at our counters in 4 Chase Metrotech Center, 8th Floor, Brooklyn, NY 11245, Attention Standby Letter of Credit Department, on or before the Expiration Date of this Letter of Credit.

      For the purposes of this Letter of Credit, the following terms shall have the following meanings.

      "Business Day" shall mean any day other than (1) a Saturday or a Sunday or
(ii) a day on which banking institutions in the City of New York are authorized or obligated to be closed.

      This Letter of Credit is transferable in its entirety. If a draft is drawn on this Letter of Credit by a transferee, such draft must be accompanied by a Certificate of Transfer signed by you in the form of Annex II attached hereto (the "Notice of Transfer"). We agree that prior to a drawing on this Letter of Credit, upon receipt of the Notice of Transfer together with the original of Letter of Credit, we will issue a new letter of credit to the transferee on the same terms and conditions as this Letter of Credit.

      This Letter of Credit sets forth in full the terms of our undertaking and except for the Uniform Customs (hereinafter defined), this undertaking shall not in any way be modified, amended, or amplified by any document, instrument or agreement referred to herein, or in which the Letter of Credit is referred to or to which this Letter of Credit relates, and any such reference shall not be deemed to incorporate herein the terms of any such document, instrument or agreement.

      Except as otherwise expressly stated herein, this Letter of Credit is subject to the Uniform Customs and Practices for Documentary Credits (1993 revision), International Chamber of Commerce Publication No. 500 (the "Uniform Customs") as the same may be amended or supplemental from time to time.

                                     Very truly yours,


                                     __________________________

                                     By: ______________________

                                     Title: ___________________

                                     ANNEX I
                                       TO
                          LETTER OF CREDIT NO. P-293191

                             CERTIFICATE OF DRAWING

The undersigned, _____________, in his capacity as _______________ of Kyoei Steel, Ltd. a corporation formed under the laws of Japan (the "Beneficiary") does hereby certify on behalf of the Beneficiary to________________ (the "Bank") with reference to the Bank's Irrevocable Letter of Credit No.___________ dated September 24, 1999 (the "Letter of Credit"), that:

1. The Beneficiary is the beneficiary of the Letter of Credit and is entitled under the terms thereof to draw thereunder.

2. The Beneficiary is entitled to draw under the Letter of Credit because that certain Promissory Note from Customer to Beneficiary dated September 27, 1999 has not been paid by Customer.

3. The amount due to the Beneficiary on account of the Promissory Note is $_____________.

4. The original of the Promissory Note and the Original Letter of Credit No.__________ are attached hereto.

5. The amount due to the Beneficiary, $ __________________, should be wire transferred into the account of beneficiary as follows:

            Bank:_______________________________
            Account Number:_____________________
            ABA Routing Number:_________________

6. This request for payment is drawn under Irrevocable Letter of Credit No._____________, dated September 24, 1999.

7. Unless specifically indicated herein, any capitalized terms used herein and not defined herein shall have the meaning set forth in the Letter or Credit.

      IN WITNESS WHEREOF, the undersigned has duly executed this statement under seal as of this _____, day of _____________, 200__.


                                          ________________________(SEAL)
                                          Name:___________________
                                          Title:__________________

Signature Guaranteed:


______________________
(Bank)

______________________
(Authorized Signature)

                                    ANNEX II
                                       TO
                          LETTER OF CREDIT NO. P-293191

                               NOTICE OF TRANSFER

Attention:  The Chase Manhattan Bank
            4 Chase Metro Tech Center - Eight Floor
            Brooklyn, New York 11245
            Standby Letter of Credit Department

Re:   Irrevocable Transferable Standby Letter of Credit No. P-293191

Gentlemen:

      For value received, the undersigned beneficiary hereby irrevocably transfer to:

_________________

_________________

_________________

all rights of the undersigned beneficiary to draw under the above Letter of Credit in its entirety. Said transferee has succeeded the undersigned as the Holder on account of the Promissory Note dated September 27, 1999.

      By this transfer, all rights of the undersigned beneficiary in such Letter of Credit are transferred to the transferee and the transferee shall have the sole rights as beneficiary thereof, including sole rights relating to any amendments, whether increases or extensions or other amendments, and whether now existing or hereafter made. All amendments are to be advised direct to the transferee without the necessity of any consent or notice to the undersigned beneficiaries.

      * [ The Letter of Credit is returned herewith and in accordance therewith, and we ask you to issue a new Irrevocable Transferable Standby Letter of Credit in favor of the transferee with provisions identical with the Letter of Credit, except for the change in beneficiary. ] Transfer charges are paid by bank or certified check. Transfer charges are US$500.00. Forms are attached.

      THIS LETTER OF CREDIT MAY NOT BE TRANSFERRED TO ANY PERSON WITH WHICH U.S. PERSONS ARE PROHIBITED FROM DOING BUSINESS UNDER U.S. FOREIGN ASSETS CONTROL REGULATIONS OR OTHER APPLICABLE LAWS AND REGULATIONS.

                                    Very truly yours,

                                    ______________________________
                                    (name of Beneficiary)


                                    By:___________________________
                                    (name of authorized signer)

                                    Title:________________________

SIGNATURE GUARANTEED


_________________________
(Bank)

_________________________
(Authorized Signature)